Exhibit 99.1

Idera Pharmaceuticals Reports Second Quarter 2021 Financial Results and Provides Corporate Update

EXTON, PA, August 9, 2021 — Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) (Nasdaq: IDRA) today reported its financial and operational results for the second quarter ended June 30, 2021.

“Our goal is to add new development or commercial-stage assets to Idera’s portfolio, and our team is very encouraged by the high quality and quantity of opportunities we have been presented with,” stated Vincent Milano, Idera’s Chief Executive Officer. “Several of these prospects continue to advance, and we remain optimistic in Idera’s future potential.”

Added Mr. Milano, “We also maintain our interest in the potential of tilsotolimod. Enrollment is complete and we continue to treat patients in the second stage of ILLUMINATE-206, our Phase 2 study in combination with BMS’s nivolumab and ipilimumab for patients with microsatellite-stable colorectal cancer. We also continue to support AbbVie in the form of study drug in their trial for patients with head and neck squamous cell carcinoma.”

Second Quarter Financial Results
Research and development expenses for the three months ended June 30, 2021 totaled $3.9 million, compared to $5.4 million for the same period in 2020. General and administrative expense for the three months ended June 30, 2021 totaled $2.5 million compared to $2.6 million for the same period in 2020. Restructuring costs for the three months ended June 30, 2021 totaled approximately $1.2 million and relate to a reduction in force initiated in April 2021 to better align our workforce to our ongoing operational and business development activities. No such costs were incurred during the three months ended June 30, 2020. Additionally, during the three months ended June 30, 2020, we recorded $0.9 million and $15.3 million non-cash warrant revaluation loss and non-cash future tranche right revaluation loss, respectively, related to securities issued in connection with our December 2019 private placement transaction. No such non-cash losses were recognized in the three months ended June 30, 2021.

As a result of the factors above, net loss applicable to common stockholders for the three months ended June 30, 2021 was $7.6 million or $0.15 per basic and diluted share compared to a net loss applicable to common stockholders of $24.2 million or $0.72 per basic and diluted share for the same period in 2020. Excluding the non-cash loss of approximately $16.3 million for the three months ended June 30, 2020 related to the securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $8.0 million.

About Idera Pharmaceuticals

Idera is focused on the acquisition, development, and ultimate commercialization of drug candidates for rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, financial position, funding for continued operations, cash reserves, projected costs, prospects clinical trials and related endpoints, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether topline results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and the impact of public health crises, including the novel coronavirus (COVID-19) global pandemic. All forward-looking statements included in this release are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	3,893	5,379	10,764	14,889
General and administrative	2,472	2,632	5,628	6,274
Restructuring costs	1,192	-	1,192	-
Total operating expenses	7,557	8,011	17,584	21,163
Loss from operations	(7,557)	(8,011)	(17,584)	(21,163)
Other income (expense)
Warrant revaluation gain (loss)	-	(913)	6,983	188
Future tranche right revaluation gain (loss)	-	(15,349)	118,803	5,362
Other income (expense), net	(6)	47	(27)	204
Net gain (loss)	$(7,563)	$(24,226)	$108,175	$(15,409)

Net gain (loss) per common share applicable to common stockholders
— basic	$(0.15)	$(0.72)	$2.31	$(0.48)
— diluted	$(0.15)	$(0.72)	$(0.32)	$(0.52)

Weighted-average number of common shares used in computing net loss per share applicable to common stockholders
— basic	49,909	33,583	45,575	31,941
— diluted	49,909	33,583	54,937	34,123

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	June 30,	December 31,
	2021	2020
Cash, cash equivalents, and short-term investments	$40,590	$37,728
Other assets	3,821	4,671
Total assets	$44,411	$42,399

Total liabilities	$6,685	$133,571
Total stockholders' deficit	37,726	(91,172)
Total liabilities and stockholders' deficit	$44,411	$42,399

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com